As filed with the Securities and Exchange Commission on June 9, 2006
                                                     Registration No. 333-
-------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               TRIAD GUARANTY INC.
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                           56-1838519
           (State of Incorporation)      (I.R.S. Employer Identification Number)

                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

             TRIAD GUARANTY INC. 2006 LONG-TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                  Earl F. Wall
              Senior Vice President, Secretary and General Counsel
                               Triad Guaranty Inc.
                            101 South Stratford Road
                       Winston-Salem, North Carolina 27104
                                 (336) 723-1282
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:
                            Michael K. Renetzky, Esq.
                            Lord, Bissell & Brook LLP
                             111 South Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 443-0700

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of      |                |                |   Proposed   |
securities    |                |Proposed maximum|   maximum    |  Amount of
to  be        |  Amount to be  | offering price |  aggregate   | registration
registered    | registered (1) | per share (2)  |offering price|    fee
--------------|----------------|----------------|--------------|----------------
Common Stock, |                |                |              |
$0.01 par     |                |                |              |
value per     |                |                |              |
share         |   1,091,400    |     $53.19     | $58,051,566  |$6,211.52 (3)(4)
--------------|----------------|----------------|--------------|----------------

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Computed pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based upon the average of the high price and the low price of the Registrant's common stock as reported by the Nasdaq Stock Market on June 6, 2006.

(3) Calculated under Section 6(b) of the Securities Act as 0.000107 of the proposed maximum aggregate offering price.

(4) Of the total of 1,091,400 shares registered under this registration statement, a total of 86,024 shares were previously authorized under the Registrant's 1993 Stock Incentive Plan, as amended, and registered under a Registration Statement on Form S-8 (File No. 333-73548) filed with the Securities and Exchange Commission on November 16, 2001 (the "Prior Registration Statement"), and the balance of the shares are newly registered shares. Such 86,024 shares (the "Carried Forward Shares") have not been offered or sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), the registration fee of $6,211.52 for this registration statement is offset by a registration fee of $697.44 previously paid by the Registrant for the Prior Registration Statement with respect to the Carried Forward Shares. Accordingly, a registration fee of $5,514.08 is being paid herewith.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference into this registration statement the documents listed below which have previously been filed with the
Commission:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

     3. The Registrant's Current Reports on Form 8-K filed with the Commission on January 11, 2006, March 2, 2006, April 5, 2006, May 23, 2006 and
          May 25, 2006; and

     4. The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Form 8-A filed with the Commission on September 7, 1993, including any amendment or report filed for the purpose of updating such description.

     In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service to the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the receipt of improper personal benefits cannot be eliminated or limited in this manner.

     The Registrant's Certificate of Incorporation, as amended, provides for broad indemnification of the directors and officers of the Registrant to the fullest extent permitted by current Delaware law. The Registrant's Certificate of Incorporation, as amended, also eliminates the personal liability of a director to the Registrant or its stockholders, under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.   EXHIBITS.


4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-1 filed October 22, 1993 and amendments thereto).

4.2 Article Four of the Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.3 Triad Guaranty Inc. 2006 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant's Form 8-K filed May 23, 2006).

5.1       Opinion of Lord, Bissell & Brook LLP.

23.1      Consent of Independent Registered Public Accounting Firm.

23.2      Consent of Lord, Bissell & Brook LLP (included in Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 9, 2006.

                                     Triad Guaranty Inc.


                                     By:   /s/ MARK K. TONNESEN
                                        ---------------------------------------
                                     Name: Mark K. Tonnesen
                                     Its:  President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Earl F. Wall and Kenneth W. Jones and each of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Capacity                                            Date
----------------                                             ----

    /s/ WILLIAM T. RATLIFF,III                               June 9, 2006
------------------------------------
William T. Ratliff, III
Chairman of the Board

    /s/ MARK K. TONNESEN                                     June 9, 2006
------------------------------------
Mark K. Tonnesen
President and Chief Executive Officer, Director

    /s/ KENNETH W. JONES                                     June 9, 2006
------------------------------------
Kenneth W. Jones
Senior Vice President and Chief Financial Officer

    /s/ GLENN T. AUSTIN                                     June 9, 2006
------------------------------------
Glenn T. Austin, Jr.
Director

    /s/ ROBERT T. DAVID                                      June 9, 2006
------------------------------------
Robert T. David
Director

    /s/ MICHAEL A. F. ROBERTS                                June 9, 2006
------------------------------------
Michael A. F. Roberts
Director

    /s/ RICHARD S. SWANSON                                   June 9, 2006
------------------------------------
Richard S. Swanson
Director

    /s/ DAVID W. WHITEHURST                                  June 9, 2006
------------------------------------
David W. Whitehurst
Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   ----------------------
 4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-1 filed October 22, 1993 and amendments thereto).

 4.2 Article Four of the Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

 4.3 Triad Guaranty Inc. 2006 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant's Form 8-K filed May 23, 2006).

 5.1      Opinion of Lord, Bissell & Brook LLP.

 23.1     Consent of Independent Registered Public Accounting Firm.

 23.2     Consent of Lord, Bissell & Brook LLP (included in Exhibit 5.1).

 24.1     Power of Attorney (included on signature page).